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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of MapInfo Corporation on the Post-Effective Amendment No. 1 to Forms S-8 ( Registration Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780, 333-04268,
333-22973, 333-22975 and 333-24545) of our report dated November 5, 1997, except for Note 15, as to which the date is December 2, 1997, on our audits of the consolidated financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries as of September 30, 1996 and 1997, and for the years ended September 30, 1995, 1996 and 1997, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Albany, New York
December 23, 1997